Exhibit 4.11
SUPPLEMENTAL LETTER
(Change of flag for MT SONIA from Belgian flag to French flag)
To:
Euronav NV
20 De Gerlachekaai
2000 Antwerp
Belgium

Euronav Shipping NV
20 De Gerlachekaai
2000 Antwerp
Belgium

Euronav Tankers NV
20 De Gerlachekaai
2000 Antwerp
Belgium

as Borrowers
19 January 2018
Dear Sirs
Loan Facility of US$409,500,000 to Euronav NV, Euronav Tankers NV and Euronav Shipping NV
We refer to the loan agreement dated 16 December 2016 (as amended, the "Loan Agreement") made between (i) Euronav NV, Euronav Tankers NV and Euronav Shipping NV as joint and several borrowers, (ii) the banks and financial institutions listed in Schedule 1 to the Loan Agreement as Lenders, (iii) the Swap Banks (as defined therein), (iv) the Lead Arrangers (as defined therein), (v) the Co-arrangers (as defined therein), (vi) the Bookrunners (as defined therein), (vii) Nordea Bank AB (publ), filial i Norge as agent and (viii) Nordea Bank AB (publ), filial i Norge as security trustee (the "Security Trustee").
Word and expressions defined in the Loan Agreement shall have the same meanings when used herein

1
Euronav NV has advised the Agent that it intends to reflag the vessel m.t. “SONIA” with IMO Number 9537771 (the “Vessel”) currently registered under Belgian flag with the French Ships Registry on or around 19 January 2018 and register a new first priority French mortgage over the Vessel immediately thereafter (the “New Mortgage”).

2
In accordance with clause 14.2 (Ship’s name and registration) of the Loan Agreement Euronav NV is permitted to change the registry of a Ship owned by it to any Approved Flag without the consent of the Lenders subject to Euronav NV providing the Creditor Parties with replacement security at the time of such transfer (in form and substance satisfactory to the Agent) so that the Creditor Parties have the same security on that Ship and subject to any appropriate consequential amendments to the Finance Documents.

3	With effect from the date of the reflagging of the Vessel the Finance Documents shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)
by amending the definition of “Mortgage” in clause 1.1 of the Loan Agreement and references thereto throughout the Loan Agreement and other relevant Finance Documents to refer to the New Mortgage in the case of the Vessel; and

(b)
by amending all references to “SONIA” in the Loan Agreement and other relevant Finance Documents to mean the VLCC named “SONIA” and registered in the ownership of Euronav NV under the laws and flag of France with IMO Number 9537771.

4
The Agent shall receive in all respects in form and substance satisfactory to the Agent and its lawyers favourable legal opinions in relation to the New Mortgage from lawyers appointed by the Agent on such matters concerning the laws of Belgium and France as the Agent may require.

5	All other terms and conditions of the Loan Agreement and the other Finance Documents are to remain in full force and effect.

6	This letter may be executed in any number of counterparts.

7
This letter and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English Law. The provisions of clause 38.2 (Exclusive English jurisdiction) to 38.6 (Meaning of "proceedings") (inclusive) of the Loan Agreement shall be incorporated into this letter as if set out in full herein with references to this Agreement construed as references to this letter.

Please confirm your agreement to this letter by signing below.
/s/ James Bull /s/ Kamilla Nordby
____________________________
for and on behalf of
NORDEA BANK AB (PUBL), FILIAL I NORGE
as Agent for the Lenders

We hereby acknowledge receipt of the above letter and confirm our agreement to the terms hereof and confirm that the Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for our obligations under the Loan Agreement.
/s/ Egied Verbeeck                /s/ Alex Staring
______________________________
for and on behalf of
EURONAV NV
as a Borrower

19 January 2018
/s/ Egied Verbeeck                /s/ Alex Staring
______________________________
for and on behalf of
EURONAV SHIPPING NV
as a Borrower

19 January 2018

2    60725311v6

/s/ Egied Verbeeck                /s/ Alex Staring
______________________________
for and on behalf of
EURONAV TANKERS NV
as a Borrower

19 January 2018

3    60725311v6